Exhibit 99.(a)(1)(O)

Election Information Screen

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Election Info

Election Information

Click on a link below to view detailed information on the Offer.

OFFER TO AMEND ELIGIBLE 409A OPTIONS AND TO REPLACE ELIGIBLE

UNDERWATER OPTIONS

FORM: NONSTATUTORY STOCK OPTION AGREEMENT - NEW OPTION

FORM: NONSTATUTORY STOCK OPTION AGREEMENT - AMENDED OPTION

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